Exhibit 2.5

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
THERMON GROUP, INC.
WITH AND INTO
THERMON GROUP HOLDINGS, INC.

Pursuant to Section 253 of the General Corporation of Law of the State of Delaware (the “DGCL”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), does hereby certify to the following:

FIRST:                                   The Company is incorporated pursuant to the DGCL.

SECOND:                    The Company owns 100% of the outstanding shares of capital stock of Thermon Group, Inc. (“Subsidiary”), a Delaware corporation.

THIRD:       The Board of Directors of the Company, by the following resolutions duly adopted by the unanimous written consent of the members thereof and filed with the minutes of the Board pursuant to Section 141(f) of the DGCL, on               , 2011, determined to merge Subsidiary with and into the Company pursuant to Section 253 of the DGCL (the “Merger”), which resolutions have not been amended or revoked and are in full force and effect:

WHEREAS, Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), is the owner of all of the outstanding capital stock (“Subsidiary Capital Stock”) of Thermon Group Inc., a Delaware corporation (“Subsidiary”); and

WHEREAS, the Company desires to merge Subsidiary with and into itself pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”).

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 253 of the DGCL, Subsidiary shall be merged with and into the Company (such transaction, the “Merger”), whereupon the separate existence of Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”), and shall succeed to and assume all the rights and obligations of Subsidiary in accordance with the DGCL;

FURTHER RESOLVED, that the Merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Effective Time”);

FURTHER RESOLVED, that at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (a) each issued share of Subsidiary Capital Stock outstanding immediately prior to the Effective Time shall be cancelled and no payment or conversion shall be made with respect thereto, and (b) each issued share of the Company’s capital stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of common stock of the Surviving Corporation;

FURTHER RESOLVED, that at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such certificate of incorporation;

FURTHER RESOLVED, that at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided by law, the certificate of incorporation of the Surviving Corporation or such bylaws;

FURTHER RESOLVED, that the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws;

FURTHER RESOLVED, that the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a Certificate of Ownership and Merger for the

purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger, and all actions heretofore taken by any of them in furtherance thereof are hereby authorized, approved, ratified and confirmed in all respects.

FOURTH:                   The Company shall be the Surviving Corporation of the Merger.

FIFTH:                                  This Certificate of Ownership and Merger shall be effective upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this      day of             , 2011.

Thermon Group Holdings, Inc.

By:
Name:
Office:

[Signature Page to Certificate of Ownership and Merger]